UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

KKR Asset-Based Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-23871	92-6570237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street 50th Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

(415) 315-3620

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Advisory Fee Cap Extension

Pursuant to an investment advisory agreement between KKR Credit Advisors (US) LLC (the “Adviser”) and KKR Asset-Based Income Fund (the “Fund”), the Adviser receives an annual fee, payable monthly by the Fund, in an amount equal to 0.50% of the Fund’s month end net assets (the “Management Fee”). The Adviser has agreed to temporarily reduce its Management Fee to an annual rate of 0.35% of the Fund’s month end net assets, subject to the cap described below.

Effective August 31, 2026, the Adviser agreed to extend the temporary reduction of the Management Fee through the later of May 3, 2031 or until the Fund’s aggregate net assets are equal to or greater than $3 billion. Previously, the Adviser had agreed to temporarily reduce the Management Fee until the Fund’s aggregate net assets were equal to or greater than $1 billion.

Elimination of Early Repurchase Fee

In connection with the Fund’s conversion from a tender offer fund to an interval fund, the Fund eliminated the early repurchase fee of 5% that had previously been applied to shares repurchased at any time prior to the day immediately preceding the one-year anniversary of a shareholder’s purchase of its shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR ASSET-BASED INCOME FUND

Date: October 1, 2026	By:	/s/ Christopher Mellia
Christopher Mellia
President